Exhibit 99.6

SUPPLEMENT TO

CONSENT SOLICITATION STATEMENT

HEALTHSOUTH CORPORATION

Solicits Consents and Waivers Relating to its

$908,700,000 Aggregate Principal Amount of 7.625% Senior Notes due 2012

(CUSIP Nos. 421924AZ4 and 421924AY7)

This Supplement (the “Supplement”) of HEALTHSOUTH Corporation (“HEALTHSOUTH”, “we” or “us”) supplements and amends our Consent Solicitation Statement dated March 16, 2004 (as supplemented and amended, the “Consent Solicitation Statement”) pursuant to which we are soliciting (the “Consent Solicitation”) consents (“Consents”) of Holders (as defined below) as of the Record Date (as defined below) of the $908,700,000 outstanding aggregate principal amount of our 7.625% Senior Notes due 2012 (the “Notes”) to proposed amendments to certain provisions of the Indenture (as amended and supplemented, the “Proposed Amendments”) dated as of May 22, 2002 (the “Indenture”), between HEALTHSOUTH, as issuer, and The Bank of Nova Scotia Trust Company of New York, as Trustee (the “Trustee”) and to certain provisions of the Notes (the “Note Amendments”). “Amended Notes” means the Notes, as amended by the proposed Note Amendments set forth in this Supplement. “Holder” means (1) each person shown on the records of the registrar for the Notes as a holder on the Record Date or (2) any other person who has been authorized by proxy or in any other manner acceptable to HEALTHSOUTH to vote the applicable Notes on behalf of such Holder.

WE HAVE SET A NEW RECORD DATE FOR THE CONSENT SOLICITATION. FROM AND AFTER THE DATE HEREOF, THE TERM “RECORD DATE” MEANS 5:00 P.M., NEW YORK CITY TIME, ON JUNE 4, 2004.

AS A RESULT OF THE ESTABLISHMENT OF THE NEW RECORD DATE, CONSENTS PREVIOUSLY DELIVERED ARE NO LONGER VALID. ACCORDINGLY, HOLDERS AS OF THE RECORD DATE WHO WISH TO CONSENT TO THE PROPOSED AMENDMENTS, NOTE AMENDMENTS AND WAIVERS MUST DELIVER THE ENCLOSED CONSENT FORM (THE “CONSENT FORM”) TO THE INFORMATION AGENT TO RECEIVE THE CONSENT FEE IF THE CONDITIONS TO THE CONSENT SOLICITATION ARE SATISFIED OR WAIVED.

In this Supplement, we are supplementing and amending the Consent Solicitation to:

•	change the Record Date to 5:00 p.m. New York City Time, on June 4, 2004;
•	extend the Expiration Date until 11:59 p.m., New York City Time, on June 23, 2004 (the “Expiration Date”), unless further extended by us;
•	increase the amount of the cash payment that we will pay to Holders who deliver valid and unrevoked Consents prior to the Expiration Date to $45 per $1,000 principal amount of Notes for which Consents have been delivered by such Holder (the “Consent Fee”); and
•	amend the Notes to provide that each Holder will have the right to require HEALTHSOUTH to purchase all of such Holder’s Amended Notes on January 2, 2009 for a purchase price equal to 100% of the principal amount of such Amended Notes, plus any accrued interest thereon to the date of purchase.

In the event that the Conditions described in the Consent Solicitation Statement are satisfied or waived, including the receipt of the Requisite Consents (i.e., consent of Holders of not less than a majority in outstanding principal amount of Notes), we will pay to all Holders who deliver valid and unrevoked Consents prior to the Expiration Date a Consent Fee equal to $45 per $1,000 principal amount of Notes for which Consents have been delivered by such Holder. Holders of Notes for which no Consent is delivered prior to the Expiration Date will not receive the Consent Fee. However, the Proposed Amendments, Note Amendments and Waivers (as defined below), if approved, will bind and apply to all Holders and their transferees.

Each Holder who Consents to the Proposed Amendments and Note Amendments will also be waiving all alleged and potential defaults under the Indenture relating to events occurring on or prior to the effectiveness of the Proposed Amendments and Note Amendments, including all transactions contemplated by the Support Agreement (as defined below), and any and all rights to cause the principal of, and accrued interest on, the Notes to become immediately due and payable as a result of such alleged and potential defaults (the “Waivers”). Except where the context otherwise requires, references in this Supplement to Consents to the Proposed Amendments and Note Amendments will also include Consents to the Waivers. Except as set forth herein, no other terms of the Consent Solicitation have been amended or supplemented and remain as set forth in the Consent Solicitation Statement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Consent Solicitation Statement.

Holders who deliver properly executed Consent Forms to the Information Agent may revoke such Consents at any time prior to the date on which the Trustee receives evidence that the Requisite Consents have been obtained in accordance with the terms of the Indenture (the “Consent Date”).

We have been in negotiations for several months with an unofficial committee (the “Unofficial Committee”) of holders of our Senior Notes, along with their financial advisors and legal counsel regarding various issues relating to our Senior Notes, including the amount of the consent fee to be paid to holders of our Senior Notes. On March 11, 2004, we commenced litigation against holders, trustees and persons claiming to be beneficial owners of our Senior Notes and Senior Subordinated Notes. See “Recent Developments” in this Supplement and “Litigation and Regulatory Developments—Litigation—Litigation Against Certain Bondholders” in the Consent Solicitation Statement for a discussion of this litigation.

As a result of our negotiations with the Unofficial Committee, on June 7, 2004, we agreed to settle these matters with the Unofficial Committee and certain holders of our Senior Notes. Holders representing approximately 61.2% in aggregate principal amount of Notes, 24.2% in aggregate principal amount of our 6.875% Senior Notes due 2005, 32.2% in aggregate principal amount of our 7.375% Senior Notes due 2006, 53.3% in aggregate principal amount of our 7.000% Senior Notes due 2008 and 27.6% in aggregate principal amount of our 8.375% Senior Notes due 2011 have executed an agreement (the “Support Agreement”) whereby such holders have agreed to consent, subject to the terms and conditions set forth in the Support Agreement, to the Proposed Amendments, Note Amendments and Waivers and/or similar provisions for our other series of Senior Notes, to the extent applicable.

In addition, we have agreed to take all necessary action to stay the litigation we are currently engaged in with such holders and terminate such litigation with prejudice upon the successful consummation of the consent solicitations for our Senior Notes. Holders of our Senior Notes that are parties to the Support Agreement have also agreed to take no further action with respect to any previously delivered notices of default under the indentures governing our Senior Notes.

We have also agreed to pay a consent fee equal to $30 per $1,000 principal amount to all holders who deliver valid and unrevoked consents for our 8.375% Senior Notes due 2011, 6.875% Senior Notes due 2005 and 7.375% Senior Notes due 2006; and a consent fee of $32.50 per $1,000 principal amount to all holders who deliver valid and unrevoked consents for our 7.000% Senior Notes due 2008, subject to the satisfaction or waiver of the conditions to the consent solicitations for such Senior Notes. We previously have successfully completed consent solicitations for our 8.500% Senior Notes due 2008 and 10.750% Senior Subordinated Notes due 2008. For a more detailed discussion of the these negotiations and the Support Agreement, see “Recent Developments” below.

Regardless of the outcome of the Consent Solicitation, the Notes will continue to be outstanding and will continue to bear interest as provided in the Indenture. The changes included in the Proposed Amendments and Note Amendments will not alter our obligation to pay the principal of or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions. The Note Amendments, however, will provide holders of such amended Notes the right to require us to purchase their amended Notes prior to the stated maturity date.

PRIOR TO DELIVERING ANY CONSENT, YOU ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS SUPPLEMENT IN CONJUNCTION WITH THE CONSENT SOLICITATION STATEMENT, ALL PRIOR SUPPLEMENTS AND THE CONSENT FORM.

WE HAVE NOT FILED ANY QUARTERLY OR ANNUAL REPORT WITH THE SEC FOR PERIODS AFTER SEPTEMBER 30, 2002, AND WE HAVE CAUTIONED THAT THE FINANCIAL INFORMATION CONTAINED IN PREVIOUSLY FILED REPORTS SHOULD NOT BE RELIED UPON. ACCORDINGLY, NO FINANCIAL STATEMENTS ARE AVAILABLE FOR ANY PRIOR PERIOD, AND YOU SHOULD NOT RELY ON OUR FINANCIAL STATEMENTS AND REPORTS PREVIOUSLY FILED WITH THE SEC.

The Solicitation Agent for the Consent Solicitation is:

Credit Suisse First Boston

See “Risk Factors” beginning on page 36 of the Consent Solicitation Statement for a discussion of some of the risks you should consider before you consent to the Proposed Amendments, Note Amendments and Waivers.

The date of this Supplement is June 8, 2004.

CS-6	CUSIP Nos. 421924AZ4 and 421924AY7

RECENT DEVELOPMENTS

Consent Solicitations and Related Matters

As previously disclosed in the Consent Solicitation Statement, on March 11, 2004 we filed a complaint in the Circuit Court of Jefferson County, Alabama against holders, trustees and persons claiming to be beneficial owners of our Senior Notes and Senior Subordinated Notes relating to certain issues involving our Senior Notes and Senior Subordinated Notes, including the rights of such holders to accelerate the underlying indebtedness. See “Litigation and Regulatory Developments—Litigation—Litigation Against Certain Bondholders” in the Consent Solicitation Statement for a more detailed discussion of this litigation.

On March 16, 2004, we also commenced consent solicitations with respect to our Senior Notes and Senior Subordinated Notes, including this Consent Solicitation for the Notes.

On May 14, 2004, we announced that holders of our 8.500% Senior Notes due 2008 and 10.750% Senior Subordinated Notes due 2008 delivered consents under their respective indentures, representing a sufficient number of consents to approve proposed amendments to, and waivers under, the indentures governing those notes. Those two issues represent $662,260,000, or more than 25%, of our total Senior Notes and Senior Subordinated Notes for which we were seeking consents. Under the terms of those consent solicitations, we paid holders of those notes who consented to the proposed amendments and waivers $13.75 per $1,000 principal amount.

On or about May 25 and May 27, 2004, we received a notice of default on behalf of the requisite holders of the Notes and our 7.000% Senior Notes due 2008, respectively. The default notices relate to our failure to file reports with the SEC and with the trustee of such Senior Notes and, if not cured or waived within 60 days, could permit holders of such Senior Notes to accelerate their indebtedness.

In an effort to settle the litigation with holders of our Senior Notes and Senior Subordinated Notes and resolve these matters and their effects, we have engaged in negotiations with the Unofficial Committee, along with their financial advisors and legal counsel. On June 7, 2004, we agreed to settle these matters with the Unofficial Committee and Holders representing approximately 61.2% in aggregate principal amount of Notes, 24.2% in aggregate principal amount of our 6.875% Senior Notes due 2005, 32.2% in aggregate principal amount of our 7.375% Senior Notes due 2006, 53.3% in aggregate principal amount of our 7.000% Senior Notes due 2008 and 27.6% in aggregate principal amount of our 8.375% Senior Notes due 2011 (each, a “Consenting Noteholder” and together, the “Consenting Noteholders”).

Under the terms of the Support Agreement which has been entered into by the Consenting Holders, we have agreed to, among other things, modify the terms of the Consent Solicitation as described in this Supplement and modify the terms of the ongoing consent solicitations for our other Senior Notes. Promptly following such modifications, the Consenting Noteholders have agreed to Consent (and not thereafter revoke such Consent), subject to certain terms and conditions contained in the Support Agreement, to the Proposed Amendments, Note Amendments and Waivers and to proposed amendments, note amendments and waivers for our other Senior Notes, that are substantially similar to the Proposed Amendments, Note Amendments and Waivers, to the extent applicable. Each Consenting Noteholder has also agreed not to object to the consummation of the transactions contemplated in the Support Agreement or commence any proceeding to oppose, materially adversely affect or mutually delay such transactions.

We, along with the Consenting Noteholders, have also agreed to (i) take all necessary action to stay the litigation described above as of the date hereof and (ii) upon the successful consummation of the consent solicitations for our Senior Notes, enter into a separate agreement (x) terminating the litigation with respect to such Consenting Holders with prejudice and (y) refrain from filing claims in any jurisdiction that were or could have been asserted in such litigation. In addition, Consenting Noteholders have agreed to take no further action

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with respect to all purported notices of default under the indentures for our Senior Notes that they have previously provided to us and the trustees and take such action as is necessary to rescind any acceleration effected under these indentures as a result of any event of default that has occurred prior to the termination of the Support Agreement, if any such action is taken.

The Support Agreement may be terminated:

•	by Consenting Holders affected thereby, if we modify a consent solicitation which results in an inconsistency between the terms of such consent solicitation and the terms and conditions of the Support Agreement;

•	upon the occurrence of a breach of the Support Agreement by us or any Consenting Noteholders who collectively hold in excess of 7% of the outstanding amount of securities of any series of the Senior Notes, or a failure by the same to satisfy any of the terms or conditions contained therein;

•	upon the filing by us of any proceeding under any provision of the bankruptcy laws;

•	by Consenting Holders affected thereby in the event that we withdraw or terminate a consent solicitation or make a public announcement of our intention to terminate a consent solicitation with respect to such consent solicitation; or

•	with respect to any consent solicitation for our Senior Notes in the event that such consent solicitation has not been consummated on or prior to June 29, 2004.

Pursuant to the Support Agreement, each of the Consenting Noteholders agrees that prior to the consummation of the Consent Solicitation or the termination of the obligations of the Consenting Noteholder under the Support Agreement, it will not directly or indirectly, sell, assign, transfer or otherwise dispose of any of the Notes owned beneficially by such Consenting Noteholder or one of its affiliates (over whom the Consenting Noteholder exercises sufficient control to ensure enforcement of the provisions of the Support Agreement), unless the transferee agrees, in writing, to be bound by the terms of the Support Agreement. In addition, each of the Consenting Noteholders agrees that prior to the termination of the Support Agreement, such Consenting Noteholders shall take no further action with respect to any default notices previously provided by such Consenting Noteholders to the Company and the Trustees. In addition, in the event that any acceleration of the Notes is effected as a result of any Event of Default that has occurred prior to June 7, 2004, relate to facts in existence on June 7, 2004 or prior to the termination of the Support Agreement, each Consenting Noteholder agreed, upon request of the Company, to vote pursuant to the relevant Indenture to rescind such acceleration and its consequences and to instruct the trustee under the respective indentures to such effect.

Upon consummation of the transactions contemplated by the Support Agreement, we have agreed to pay certain fees and expenses of the advisors to the Unofficial Committee.

We believe that the Support Agreement will allow us to minimize costs of litigation and facilitate our continuing restructuring efforts, including the consummation of the consent solicitations for our Senior Notes that have not previously been consummated.

Special Audit Review Committee Forensic Accounting Report

On May 28, 2004, the Special Audit Review Committee of our Board of Directors, assisted by legal counsel Balch & Bingham LLP and a forensic accounting team from PricewaterhouseCoopers LLP, completed and delivered its forensic accounting report to the Special Committee of our Board of Directors. The Special Audit Review Committee was established by our Board of Directors to conduct an independent investigation of accounting irregularities and its report is the result of an extensive review conducted over approximately fourteen

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months. HEALTHSOUTH has provided copies of the report to Alice H. Martin, United States Attorney for the Northern District of Alabama, and to the staff of the SEC. The report’s conclusions regarding the level of the historical fraudulent and inappropriate accounting are consistent with HEALTHSOUTH’s previous estimates. These estimates remain subject to revision based upon the results of our undertaking to reconstruct our accounting records and prepare financial statements, which is continuing, and the results of the audit of the financial statements, which is currently being conducted by a financial audit team from PricewaterhouseCoopers. We will use the report and its supporting documentation in connection with the reconstruction of our accounting records. In addition, the Special Committee intends to carefully review the report and adopt any additional measures to address its findings. The report has been filed with the SEC on a Form 8-K on June 1, 2004 and can be found on the SEC’s website at www.sec.gov.

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MODIFICATION TO THE CONSENT SOLICITATION

Increase in the Consent Fee

The terms of the Consent Solicitation are hereby modified so that the Consent Fee that we will pay to Holders who deliver valid and unrevoked Consents prior to the Expiration Date is increased to $45 per $1,000 principal amount of Notes for which Consents have been delivered by such Holder.

Extension of Expiration Date

On June 7, 2004, we announced the extension of the Expiration Date to 11:59 p.m., New York City Time, on June 11, 2004. The Expiration Date of the Consent Solicitation is hereby further extended to 11:59 p.m., New York City Time, on June 23, 2004, unless further extended by us.

New Record Date and Consent Procedures

WE HAVE SET 5:00 P.M., NEW YORK CITY TIME, ON JUNE 4, 2004 AS THE NEW RECORD DATE FOR THE CONSENT SOLICITATION. CONSENTS PREVIOUSLY DELIVERED ARE NO LONGER VALID. Accordingly, all Holders as of the Record Date who wish to Consent to the Proposed Amendments, Note Amendments and Waivers must deliver properly executed Consent Forms to the Information Agent, even if such Holders have previously delivered Consents. Holders are urged to read the instructions on “How to Consent” in the Consent Solicitation Statement and in this Supplement and the Consent Form delivered herewith. In the event that the Conditions to the Consent Solicitation are satisfied or waived, Holders of Notes for which no Consent Form is delivered prior to the Expiration Date in accordance with the terms of the Consent Solicitation will not receive a Consent Fee, but will be bound by the Proposed Amendments, Note Amendments and Waivers.

Note Amendments

Holders are urged to read the description of the Proposed Amendments included herein and in the Consent Solicitation Statement dated March 16, 2004 and the Supplement to the Consent Solicitation Statement dated April 29, 2004. As used herein, the terms “Proposed Amendments and Waivers,” “Proposed Amendments, Note Amendments and Waivers “ and “Proposed Amendments” will include all amendments proposed in the Consent Solicitation Statement dated March 16, 2004, the April 29, 2004 Supplement and in this Supplement. The Proposed Amendments, Note Amendments and Waivers constitute a single proposal, and a Consenting Holder must Consent to the Proposed Amendments, Note Amendments and Waivers as an entirety and may not consent selectively with respect to certain of the Proposed Amendments, Note Amendments or Waivers.

Holders’ Right to Require Purchase

We are seeking to amend the Notes to provide that each Holder will have the right to require HEALTHSOUTH to purchase all of such Holder’s Amended Notes on January 2, 2009 for a purchase price equal to 100% of the principal amount of such Amended Notes, plus any accrued interest thereon to the date of purchase, subject to compliance with certain procedures set forth in the Amended Note. A Holder must deliver written evidence of its irrevocable election to exercise this right no more than 150 and no fewer than 120 days prior to January 2, 2009. In connection with the Note Amendments, we are also amending the Indenture to clarify that our failure to pay amounts due to Holders that have properly elected this right to have their Notes purchased by HEALTHSOUTH shall be an Event of Default under the Indenture. We agreed to use our commercially reasonable efforts to ensure that a process will exist to differentiate between the Amended Notes that have exercised this right and those that have not exercised this right.

A copy of the Form of Supplemental Indenture marked to show changes from the Form of Supplemental Indenture attached to the Supplement to the Consent Solicitation Statement dated April 29, 2004, is attached hereto as Exhibit A. A copy of the Form of Amended Note marked to show changes from the current Note is attached hereto as Exhibit B. The Proposed Amendments, Note Amendments and Waivers, if approved, will bind and apply to all Holders and their transferees, even Holders that do not deliver Consents.

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EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NO OTHER TERMS OF THE CONSENT SOLICITATION HAVE BEEN SUPPLEMENTED OR AMENDED AND REMAIN AS SET FORTH IN THE CONSENT SOLICITATION STATEMENT. COPIES OF THE INDENTURE ARE AVAILABLE FROM THE INFORMATION AGENT UPON REQUEST.

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CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences to Holders of the adoption of the Proposed Amendments, Note Amendments and payment of the Consent Fee and is intended for general informational purposes only. This summary is based upon current law, which is subject to change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular Holders in light of their individual circumstances or to certain types of Holders subject to special tax rules (e.g., foreign persons, financial institutions, insurance companies, broker-dealers and tax-exempt organizations) or to persons that hold the Notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes or that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ from those summarized below. In addition, this summary does not discuss any foreign, state or local tax considerations. This summary assumes that Holders have held and will hold their Notes as “capital assets” (generally, property held for investment) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Each Holder should consult its tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the adoption of the Proposed Amendments, the Note Amendments and payment of the Consent Fee.

Holders Who Consent to the Proposed Amendments and the Note Amendments

The tax treatment of a Holder who consents to the Proposed Amendments and Note Amendments will depend upon whether the adoption of the Proposed Amendments, the Note Amendments and payment of the Consent Fee results in a “deemed exchange” of the Notes for U.S. federal income tax purposes to such Holder. Generally, the modification of a debt instrument and payment of a consent fee will result in a deemed exchange of an old debt instrument for a new debt instrument if such modification is “significant” within the meaning of applicable Treasury regulations promulgated under the Code. In general, a modification is “significant” if, based on all the facts and circumstances and taking into account all modifications collectively, the legal rights and obligations that are altered and the degree to which they are altered are economically significant. In addition, certain changes in the yield of a debt instrument, by definition, constitute significant modifications.

Under these regulations, the adoption of the Proposed Amendments, the Note Amendments, and receipt by a Holder of the Consent Fee will result in a significant modification of the Notes and thus will result in a deemed exchange of the Notes for U.S. federal income tax purposes to such Holder. Such deemed exchange likely will be treated as a recapitalization for U.S. federal income tax purposes. Such treatment will depend upon, among other things, whether the deemed “new” Notes, i.e. the Amended Notes, constitute “securities” for U.S. federal income tax purposes. The determination of whether a debt instrument constitutes a security depends upon an evaluation of the term and nature of the debt instrument. Generally, corporate debt instruments with maturities of less than five years when issued are not considered securities, while corporate debt instruments with maturities of ten years or more when issued are considered securities. HEALTHSOUTH intends to take the position that the “new” Notes constitute securities for U.S. federal income tax purposes.

Accordingly, subject to the discussion below regarding Consent Fees, and assuming that the Consent Fees are treated as additional consideration for the Notes, a Holder who consents to the Proposed Amendments and the Note Amendments and receives the Consent Fee likely will recognize gain (but not loss) in an amount equal to the lesser of (i) the Consent Fee received by such Holder and (ii) the gain realized by such Holder in the deemed exchange. The amount of gain realized by a Holder in the deemed exchange likely will equal the excess, if any, of (A) the Consent Fee plus the “issue price” (as discussed further below) of the deemed “new” Notes received by such Holder in the deemed exchange over (B) such Holder’s tax basis in the “old” Notes surrendered in the deemed exchange. Any gain recognized by a Holder on the exchange generally will be capital gain (except to the extent of accrued market discount not previously included in income, if any, which would be treated as ordinary income to the extent of any gain), and will be long-term capital gain if the “old” Notes were held for more than one year at the time of the exchange.

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The issue price of the “new” Notes depends upon whether the Notes are “publicly traded” for U.S. federal income tax purposes. If the Notes are “publicly traded” within the meaning of applicable Treasury regulations, then the issue price of the “new” Notes would generally equal their fair market value (i.e., their trading price) at the time of the exchange. In addition, if the Notes are publicly traded for U.S. federal income tax purposes, the “new” Notes could be treated as issued with original issue discount, which a Holder generally would be required to include in gross income under a constant yield method regardless of such Holder’s method of accounting and without regard to the timing of actual payments. HEALTHSOUTH believes, however, and intends to take the position that the Notes are not publicly traded for U.S. federal income tax purposes, and under this position, the issue price of the “new” Notes should equal their stated principal amount. Holders should consult their tax advisors regarding whether the Notes are publicly traded debt instruments for U.S. federal income tax purposes and, if the Notes are deemed to be publicly traded, the consequences of potentially holding a debt instrument issued with original issue discount.

A Holder’s tax basis in the “new” Notes will be such Holder’s tax basis in the “old” Notes decreased by the amount of the Consent Fee received and increased by the amount of gain recognized in the deemed exchange. In addition, such Holder should have the same holding period in the Amended Notes after the adoption of the Proposed Amendments and Note Amendments that such Holder had in the Notes immediately before such adoption. Any market discount accrued on the “old” Notes and not previously or currently included in income should carry over to the “new” Notes.

The tax treatment of the receipt of the Consent Fee to Holders who consent to the Proposed Amendments and Note Amendments is unclear because there are no authorities that directly address the treatment of such a payment. If the Consent Fee is treated as additional consideration for the Notes, such a payment would be treated as part of the total consideration received in exchange for the “old” Notes, as discussed above. It is possible, however, that the Consent Fee may be treated as a separate fee that will be subject to tax as ordinary income at the time it accrues or is received in accordance with the Holder’s method of accounting. In this event, however, assuming that the “old” Notes and the “new” Notes are properly characterized as “securities” that are not “publicly traded”, a Holder who consents to the Proposed Amendments and Note Amendments would not recognize any gain or loss on the exchange and such Holder’s tax basis in the “new” Notes would equal such Holder’s tax basis in the “old” Notes. Holders should consult their tax advisors as to the proper treatment of the Consent Fee.

A Holder may be subject to backup withholding of a portion of any Consent Fee paid to the Holder unless such Holder (1) is a corporation or comes within certain other exempt categories or (2) provides a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a Holder will be allowed as a credit against such Holder’s U.S. federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Holders Who Do Not Consent to the Proposed Amendments and the Note Amendments

The adoption of the Proposed Amendments and the Note Amendments should not result in a deemed exchange of the Notes for U.S. federal income tax purposes with respect to Holders who do not consent to such amendments and do not receive the Consent Fee. Accordingly, a Holder who does not consent to the Proposed Amendments and the Note Amendments and does not receive the Consent Fee should not recognize any gain or loss for U.S. federal income tax purposes as a result of the adoption of such amendments and should have the same adjusted tax basis and holding period in the Amended Notes after the adoption of the Proposed Amendments and Note Amendments that such Holder had in the Notes immediately before such adoption.

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CONSENT SOLICITATION MATTERS

CONSENTS PREVIOUSLY DELIVERED ARE NO LONGER VALID. WE HAVE SET 5:00 P.M., NEW YORK CITY TIME, ON JUNE 4, 2004 AS THE NEW RECORD DATE FOR THE CONSENT SOLICITATION. ACCORDINGLY, EACH HOLDER AS OF THE RECORD DATE WHO WISHES TO CONSENT TO THE PROPOSED AMENDMENTS, NOTE AMENDMENTS AND WAIVERS MUST DELIVER A PROPERLY EXECUTED CONSENT FORM, DELIVERED HEREWITH, TO THE INFORMATION AGENT, EVEN IF SUCH HOLDER HAS PREVIOUSLY DELIVERED CONSENTS.

Properly completed and executed Consent Forms must be delivered to the Information Agent at the address set forth on the back cover page of this Supplement, the Consent Solicitation Statement and in the Consent Form delivered herewith in accordance with the instructions set forth in the Consent Solicitation Statement and the Consent Form.

CONSENTS SHOULD NOT BE DELIVERED TO HEALTHSOUTH, THE TRUSTEE OR THE SOLICITATION AGENT. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY HEALTHSOUTH, THE TRUSTEE OR THE SOLICITATION AGENT.

Subject to applicable laws and the Support Agreement, we reserve the right, regardless of whether any of the Conditions have been satisfied, at any time prior to the Expiration Date, to (1) extend the Expiration Date, (2) amend the terms of the Consent Solicitation or (3) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation. In addition, subject to the Support Agreement, we reserve the right to extend, amend or modify any or all of the consent solicitations for our other Senior Notes in any manner we deem appropriate, including paying higher or lower consent fees than the Consent Fee proposed to be paid hereunder. If we make a material change to the terms of the Consent Solicitation or terminate the Support Agreement, we will promptly disclose such change in a manner reasonably calculated to inform the Holders of such change and, if appropriate, extend the Consent Solicitation for a period we deem to be adequate to permit Holders to deliver and/or revoke their Consents. The Support Agreement limits our ability to modify the terms of any of the consent solicitations. In addition, we have agreed not to terminate the consent solicitations for any of our Senior Notes prior to June 23, 2004. If the conditions to consummation of any consent solicitation for our Senior Notes are not satisfied or waived on or prior to June 23, 2004, we have agreed to extend such consent solicitation, for no longer than five business days for any single extension, until such conditions shall have been satisfied or waived.

You should direct any questions concerning the terms of the Consent Solicitation to the Solicitation Agent at the address or telephone number set forth on the back cover page hereof.

You should direct any requests for assistance in completing and delivering Consent Forms or requests for additional copies of this Supplement, the Consent Solicitation Statement, the Consent Form or other related documents to the Information Agent at the address or telephone number set forth on the back cover page hereof.

In making a decision in connection with the Consent Solicitation, Holders must rely on their own examination of HEALTHSOUTH and the terms of the Consent Solicitation, including the merits and risks involved. Holders should not construe the contents of the Consent Solicitation Statement as providing any legal, business, financial or tax advice. Each Holder should consult with its own legal, business, financial and tax advisors with respect to any such matters concerning the Consent Solicitation.

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Exhibit A

Form of

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [                    ], 2004, among HEALTHSOUTH Corporation, a Delaware corporation (the “Company”), and The Bank of Nova Scotia Trust Company of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 22, 2002, providing for the issuance of an aggregate principal amount of $1.0 billion of 7-5/8% Senior Notes due 2012 (the “Notes”);

WHEREAS, the Special Committee of the Board of Directors of the Company has determined that it is in the best interests of the Company to authorize and approve the amendments to the Indenture (the “Proposed Amendments”) set forth in this Supplemental Indenture;

WHEREAS, Section 8.02 of the Indenture provides that the Company and the Trustee may amend the Indenture with the written consent of the Holders of a majority in principal amount of the then outstanding Notes (“Requisite Consent”);

WHEREAS, the Company has distributed a Consent Solicitation Statement, dated March 16, 2004 as supplemented and amended on April 29, 2004 and June 8, 2004 (as supplemented and amended, the “Solicitation Statement”), and accompanying Consent Forms to the Holders of the Notes in connection with the Proposed Amendments as described in the Solicitation Statement;

WHEREAS, the Requisite Consent to the Proposed Amendments to the provisions of the Indenture have been received by the Company and the Trustee and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with as of the date hereof; and

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Company and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. DEFINITIONS

(a) Section 1.01 of the Indenture is hereby amended to include the following new definitions:

““Digital Hospital” means the planned 219-bed acute care hospital located on Highway 280 in Birmingham, Alabama replacement for the HealthSouth Medical Center.

“Digital Hospital Transaction” means any sale, joint venture, sale leaseback or other related financing transaction involving the Digital Hospital.

“Fiscal Year” means the twelve month period ending on December 31.

“Historical Reports” means the Annual Report(s) on Form 10-K containing audited financial statements required to be filed with the Commission for any Fiscal Year ended on or prior to December 31, 2003.

“Report Date” means the date on which the Company shall deliver the Supplemental Report.

“Senior Notes” means our 6.875% Senior Notes due 2005, 7.000% Senior Notes due 2008, 7.375% Senior Notes due 2006, 8.375% Senior Notes due 2011 and 8.500% Senior Notes due 2008.

“Senior Subordinated Notes” means our 10.750% Senior Subordinated Notes due 2008.

“Supplemental Report” means the Annual Report on Form 10-K for the Fiscal Year ending December 31, 2004, containing audited financial statements required to be filed with the Commission pursuant to the Exchange Act for the Fiscal Year ending on December 31, 2004.”

(b) Section 1.01 of the Indenture is hereby amended to replace the period at the end of the existing definition of “Attributable Indebtedness” with a semicolon and to insert thereafter the following new language:

“and provided further, that Attributable Indebtedness incurred in connection with the Digital Hospital Transaction shall be limited to Indebtedness incurred on a recourse basis by the Company or a Subsidiary of the Company (other than a Joint Venture formed for the purpose of owning, running, operating or managing the Digital Hospital) or Indebtedness with respect to which the Company or any such Subsidiary is otherwise liable on a recourse basis.”

(c) Section 1.01 of the Indenture is hereby amended to replace the period at the end of the existing definition of “Refinancing Indebtedness” with a semicolon and to insert thereafter the following new language:

“ and provided further that: so long as (y) the Company designates such Indebtedness as Refinancing Indebtedness and (z) the net proceeds of such Refinancing Indebtedness are not used for any purpose other than refinancing existing indebtedness or a repayment of revolving Bank Debt, such Indebtedness shall constitute Refinancing Indebtedness notwithstanding that it is not immediately applied to the refunding, refinancing, repurchase or extension of other Indebtedness.”

(d) Section 1.01 of the Indenture is hereby amended to delete the “and” at the end of existing clause (iv) of the existing definition of “Permitted Investments”, to replace the period at the end of the existing clause (v) with a semicolon and to insert thereafter the following new clause (vi):

“and (vi) any Investment arising from the transfer of assets made pursuant to the Digital Hospital Transaction.”

3. REPORTS. Section 4.02 of the Indenture is hereby amended by deleting the section in its entirety and replacing it with the following:

“From and after the Report Date and for all periods ending on or after December 31, 2005, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall file with the Commission, to the extent such filings are accepted by the Commission, and shall furnish (within 15 days after such filing) to the Trustee and to the Holders all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act if the Company were required to file under such section. In addition to the foregoing, the Company shall file the Historical Reports with the Commission on or prior to June 30, 2005 and the Supplemental Report on or prior to December 31, 2005. The Company shall also furnish to the Trustee and to the Holders all other quarterly and annual reports and other information, documents and reports required to be filed with the Commission promptly after such reports and other information and documents are filed with the

Commission. In addition, the Company shall make such information available to prospective purchasers of the Notes, securities analysts and broker-dealers who request it in writing. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).”

4. LIMITATION ON EXISTING INDEBTEDNESS AND SUBSIDIARY PREFERRED STOCK. Section 4.11(b) of the Indenture is hereby amended to delete the “and” at the end of existing clause (v) and to replace the existing clause (vi) with the following new clauses (vi) and (vii):

“(vi) the Company may incur Indebtedness consisting of Bank Debt in an aggregate principal amount at any time outstanding not to exceed $750,000,000; and (vii) the Subsidiaries of the Company may incur Indebtedness, including all Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are applied to refund, refinance or extend, any Indebtedness incurred pursuant to this clause (vii), in an aggregate principal amount at any time outstanding not to exceed $250,000,000, in addition to Existing Indebtedness and other Indebtedness permitted to be incurred by Subsidiaries of the Company pursuant to the foregoing clauses (ii)—(vi).”

5. EVENTS OF DEFAULT.

(a) Section 6.01(b) of the Indenture is hereby amended to insert the following new language immediately after the word “redemption” in such section:

“or any right of Holders to require repurchase”

(b) Section 6.01(e) of the Indenture is hereby amended to insert the following new language immediately following the semicolon at the end of existing Section 6.01(e):

“provided however, that from and after the date upon which this Supplemental Indenture becomes effective in accordance with the terms of the Indenture, any such acceleration by holders of our Senior Notes or Senior Subordinated Notes shall not constitute an Event of Default under this Section 6.01(e) until (i) the trustee or the requisite number of registered holders of such indebtedness have made a demand for payment to the Company and (ii) the trustee or the requisite number of registered holders of such indebtedness have obtained a judgment from a court of competent jurisdiction ordering the Company to pay all amounts owing under such other series of our Senior Notes or Senior Subordinated Notes, as the case may be, that has effectively accelerated such indebtedness in accordance with the terms of the applicable indenture;”

(c) Section 6.01 of the Indenture is hereby amended to delete the word “or” from the end of existing paragraph (f), to replace the period at the end of existing paragraph (g) with a semi-colon and to include the following new paragraphs (h) and (i):

“(h) the Company shall fail to file the Historical Reports with the Commission on or prior to June 30, 2005; or

(i) the Report Date does not occur on or prior to December 31, 2005.”

6. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. The Trustee accepts the trusts created by the

Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture.

10. RATIFICATION OF INDENTURE; SUPPLEMENTAL PART OF INDENTURE. Except as specifically amended and supplemented by this Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. This Supplemental Indenture shall become effective as of the date hereof at such time as executed counterparts of this Supplemental Indenture have been delivered by each party hereto to the other party hereto; provided, however, that no provision of this Supplemental Indenture shall be effective or binding on the parties hereto unless (i) such provision complies with the Trust Indenture Act and (ii) Holders of the requisite principal amount of Notes have provided consents (and not thereafter validly revoked such consent) to such provision on or prior to the date hereof.

11. VALIDITY; ENFORCEABILITY. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12. THIRD-PARTY BENEFICIARY. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of [            ], 2004.

HEALTHSOUTH CORPORATION

By:
Name: Title:

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, AS TRUSTEE

By:
Name: Title:

Exhibit B

FORM OF AMENDED AND RESTATED NOTE

CUSIP No.:[            ]

HEALTHSOUTH CORPORATION

7-5/8% AMENDED AND RESTATED SENIOR NOTE DUE 2012

No.                                                               $

HEALTHSOUTH CORPORATION, a corporation incorporated in Delaware (the “Company,” which term includes any successor entity), for value received promises to pay to              or registered assigns, the principal sum of $             on June 1, 2012.

Interest Payment Dates: June 1 and December 1, commencing December 1, 2002.

Record Dates: May 15 and November 15.

Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Note to be signed manually or by facsimile by its duly authorized directors, officers or other authorized signatories.

HEALTHSOUTH CORPORATION

By:

Name: Title:

By:

Name: Title:

CERTIFICATE OF AUTHENTICATION

Date:

This is one of the 7-5/8% Amended and Restated Senior Notes due 2012 referred to in the within-mentioned Indenture.

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, AS TRUSTEE

By:

Authorized Signatory:

(REVERSE OF SECURITY)

7-5/8% AMENDED AND RESTATED SENIOR NOTE DUE 2012

1. Interest. HEALTHSOUTH CORPORATION, a corporation incorporated in Delaware (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid, from the date of the original issuance of the Notes. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 1, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on May 15 or November 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in U.S. legal tender; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in U.S. legal tender. The Company may deliver any such interest payment by check mailed to the address of the Person entitled thereto as such address will appear on the security register.

3. Paying Agents and Registrar. Initially, The Bank of Nova Scotia Trust Company of New York (the “Trustee”), will act as Paying Agent and the Trustee will act as Registrar. The Company may change any Paying Agents, Registrar or co-Registrar without notice to the Holders. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

4. Indenture. The Company issued this Note under an Indenture, dated as of May 22, 2002 (as amended, restated or otherwise modified, the “Indenture”), by and between the Company and the Trustee. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 7-5/8% Senior Notes due 2012 (the “Notes”), as amended and restated pursuant to the Consent Solicitation Statement, dated March 16, 2004, as amended and supplemented. The Notes include the Initial Notes and the Exchange Notes issued pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

5. Redemption. The Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus any applicable Make-Whole Premium (together, the “Redemption Price”) plus accrued interest thereon to the date of redemption.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of the principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains three or fewer such Reference Treasury Dealer Quotations, the average of all such quotations.

“Make-Whole Premium” means, for any Note to be redeemed, a premium equal to the excess (if any) of (i) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on such Note discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate over (ii) 100% of the unpaid principal amount of such Note. If a redemption date does not fall on an interest payment date, then, with respect to the interest payment immediately succeeding the redemption date, only the unaccrued portion of such interest payment as of the redemption date shall be included in the calculation pursuant to clause (i) above.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means (i) each of UBS Warburg LLC, Deutsche Bank Securities Inc. and Banc of America Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by such Reference Treasury Dealer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted in the Indenture. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

The Notes will not be entitled to any sinking fund.

6. Notice of Redemption. Notice of redemption under paragraph 5 of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus interest accrued through the Redemption Date, if any.

7. Offers to Purchase. Prior to the occurrence of the Fall-Away Event (as defined in the Indenture), the Indenture provides that, after certain Asset Sales (as defined in the Indenture) or upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

7A. Holders’ Right to Require Purchase. Each Holder of the Notes shall have the right to require the Company to purchase all outstanding Notes held by such Holder on January 2, 2009, for a purchase price equal to 100% of the principal amount of such Notes, plus accrued interest thereon to the date of purchase (the “Purchase Price”).

A Holder electing to require the Company to purchase its Notes must provide written notice of its irrevocable election to exercise its put option pursuant to this Section 7A not more than 150 days and no fewer than 120 days prior to January 2, 2009, and the Company shall purchase the Notes from all Holders who have delivered such notice on January 2, 2009. A Holder electing to require the Company to purchase its Notes in accordance with the previous sentence may not thereafter revoke such notice and shall be required to surrender the Notes in accordance with this Section 7A.

Holders electing to have their Notes purchased by the Company shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent prior to the close of business on January 2, 2009.

On January 2, 2009, the Company shall accept such Notes for payment and deposit with the Paying Agent U.S. legal tender sufficient to pay the Purchase Price of the Notes to be purchased. On January 2, 2009, the Paying Agent shall mail to each Holder of Notes being purchased payment in an amount equal to the Purchase Price for such Notes.

8. Denominations; Transfer; Exchange. The Notes are in definitive, fully registered form, without coupons, in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

9. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of such Note for all purposes.

10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years (or such shorter period for the return of such moneys to the Company under applicable abandoned property laws), the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to money must look to the Company for payment as general creditors unless an “abandoned property” law designates another person.

11. Legal Defeasance and Covenant Defeasance. If the Company at any time deposits with the Trustee U.S. legal tender or other obligations of the types set forth in the Indenture sufficient to pay the principal of and interest on the Notes to Stated Maturity or redemption, if applicable, and complies with the other provisions of the Indenture relating to Legal Defeasance or Covenant Defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

12. Amendments, Supplements, and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate outstanding principal amounts of the Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make payments in respect of its Capital Stock, incur additional Indebtedness, make certain investments, sell assets, enter into transactions with Affiliates, create Liens, merge or consolidate with or into any other Person or sell, lease, convey or otherwise dispose of all or substantially all of its assets or create dividend or other payment restrictions affecting Subsidiaries of the Company. Such limitations are subject to a number of important qualifications and exceptions and, in certain instances upon the occurrence of certain events, cease to be binding upon the Company and its Subsidiaries. The Company must report on an annual basis to the Trustee on compliance with such limitations.

14. Successor. When a Successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

15. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default with respect to the Company pursuant to SECTION 6.01(F) or 6.01(G) of the Indenture) shall have occurred and be continuing, then the Trustee by written notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Company and the Trustee may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default with respect to the Company specified in SECTION 6.01(F) or 6.01(G) of the Indenture occurs, the principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

16. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17. No Recourse Against Others. No incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

18. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

19. Multiple Counterparts. The parties may sign multiple counterparts of this Note. Each signed counterpart shall be deemed an original but all of them together represent one and the same Note.

20. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22. CUSIP Numbers. The Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: HEALTHSOUTH Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243, Telephone No. <(205) 970-5917, Facsimile No. <(205) 970-5858, Attention: <General Counsel.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint                                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Medallion Guarantee:

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Company pursuant to SECTION 4.12 or SECTION 4.15 of the Indenture or Section 7A of the Note, check the appropriate box:

Section 4.12 ☐

Section 4.15 ☐

Section 7A   ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 or Section 4.15 of the Indenture or Section 7A of the Note, state the amount you elect to have purchased:

$

Date:

(Sign exactly as your name appears on the other side of this Note)

Delivery of a Consent Form to an address other than the address listed below or transmission of instructions by facsimile other than as set forth below is not valid delivery of the Consent Form. However, we reserve the right to accept Consent Forms delivered by any reasonable means or in any form that reasonably evidences the giving of Consent. The Consent Form and any other required documents should be sent or delivered by each Holder or such Holder’s broker, dealer, commercial bank, trust company or other nominee to the Information Agent at its address or facsimile number set forth below.

The Information Agent for the Consent Solicitation is:

INNISFREE M&A INCORPORATED

Delivery to Innisfree M&A Incorporated, the Information Agent for the Consent Solicitation:

By Regular or Certified Mail:	By Hand or by Overnight Mail or Courier:
Innisfree M&A Incorporated P.O. Box 5143 New York, NY 10150-5143	Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, NY 10022

By Facsimile

(Eligible Guarantor Institutions Only):

212-750-5799

To Confirm Facsimile Receipt by Telephone

(Eligible Guarantor Institutions Only)

212-750-5833

For Information:

Noteholders Call Toll-Free:

888-750-5834

Banks and Brokers Call Collect:

212-750-5833

Questions and requests for assistance or for additional copies of the Supplement, the Consent Solicitation Statement and Consent Form may be directed to the Information Agent at its telephone numbers and locations listed above. All questions regarding the terms of the Consent Solicitation shall be directed to the Solicitation Agent at the telephone number and address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Solicitation Agent for the Consent Solicitation is:

CREDIT SUISSE FIRST BOSTON LLC

11 Madison Avenue

New York, NY 10010

U.S. Toll Free: 1-800-820-1653

Attn: Liability Management Group